Exhibit 10.1

FIRST AMENDMENT TO THE
ROUSE PROPERTIES, INC.
2012 EQUITY INCENTIVE PLAN

WHEREAS, Rouse Properties, Inc., a Delaware corporation (the “Company”), maintains the Rouse Properties, Inc. 2012 Equity Incentive Plan (the “Equity Plan”);

WHEREAS, pursuant to Section 14.2 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) is authorized to amend the Equity Plan and the Compensation Committee charter provides that the Compensation Committee will recommend any amendment to the Equity Plan to the Board of Directors of the Company (the “Board”) for approval; and

WHEREAS, the Compensation Committee has approved and recommended to the Board, and the Board has approved, the amendment to the Equity Plan attached hereto as Exhibit A, which increases the total number of shares (“Shares”) of the Company’s common stock available for issuance under the Equity Plan from 4,887,997 Shares to 7,387,997 Shares (the “Amendment”).

NOW, THEREFORE, effective upon and subject to the approval of the Company’s stockholders, the first sentence of Article 5.1 of the Equity Plan hereby is amended in its entirety to read as follows:

“Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 7,387,997 Shares.”